Exhibit 11

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

April 13, 2009

Board of Directors
The Hartford Mutual Funds II, Inc.
200 Hopmeadow Street
Simsbury, CT 06089

Re:	The Hartford Mutual Funds II, Inc.
The Hartford Tax-Free National Fund
Form N-14 Registration Statement
File No. 333-45431

Dear Members of the Board of Directors:

          I have examined the Articles of Incorporation of The Hartford Mutual Funds II, Inc. (hereafter referred to as “Company”), the By-Laws of the Company, documents evidencing various pertinent corporate proceedings, and such other things considered to be material to determine the legality of the issuance of shares of the Company’s stock in connection with the acquisition by The Hartford Tax-Free National Fund, a series of the Company, of the assets of The Hartford Tax-Free California Fund, a series of The Hartford Mutual Funds, Inc., which such shares will be registered on a Form N-14 Registration Statement (“Registration Statement”) with the Securities and Exchange Commission.

          Based upon my examination, it is my opinion that the Company is a validly organized and existing corporation of the State of Maryland and it is legally authorized to issue its shares of common stock, at prices determined as described in the Company’s currently effective Prospectus, when such shares are properly registered under all applicable federal and state securities laws.

          Based upon the foregoing, it is my opinion that the Company’s shares being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued and fully paid and non-assessable by the Company upon transfer of the assets of The Hartford Tax-Free California Fund pursuant to the terms of the Agreement and Plan of Reorganization, the form of which is included in the Registration Statement.

          I am an attorney licensed to practice only in Pennsylvania.

          I hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Edward P. Macdonald
Edward P. Macdonald
Vice President, Secretary and Chief Legal Counsel